Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

          We consent to the inclusion in this registration statement on Form S-4 of our report dated January 27, 1997, on our audits of the financial statements and financial statement schedules of The Hartford Steam Boiler Inspection and Insurance Company. We also consent to the reference to our firm under the caption "Experts."


                                        /s/ Coopers & Lybrand L.L.P.


          Hartford, Connecticut
          October 9, 1997